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                                                                   Exhibit 10.22

                         COMPREHENSIVE AUTOMATIC TREATY
                              REINSURANCE AGREEMENT

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE
           Preamble......................................................     2
1          Acquisition...................................................     2
2          Commencement And Termination..................................     2
3          Termination Of Any Prior Agreement............................     5
4          Business And Territory Covered................................     7
5          Exclusions....................................................     8
6          Retention And Limit...........................................     9
7          Definitions...................................................    10
8          Premium And Commission........................................    11
9          Accounts, Reports And Payments................................    12
10         Claims And Losses.............................................    13
11         Salvage And Subrogation.......................................    14
12         Reinsurance Follows Original Policies.........................    14
13         Taxes.........................................................    14
14         Federal Excise Tax............................................    15
15         Access To Records.............................................    15
16         Currency......................................................    16
17         Service Of Suit...............................................    16
18         Arbitration...................................................    17
19         Indemnification And Errors And Omissions......................    18
20         Insolvency....................................................    19
21         Security......................................................    19
22         Reserves And Risk Limits......................................    21
23         Confidentiality...............................................    22
24         Offset........................................................    23
25         Governing Law.................................................    23
26         Participation.................................................    23
27         Assignment....................................................    23
28         Notice........................................................    24

EXHIBITS
           Exhibit No. 1.................................................    29
           Exhibit No. 2 - Issuers or Sellers/Servicers and Maximum
           Assumed Amount Per Issue Under Exclusion B....................    30
           Exhibit No. 3 - Company Risk Codes............................    31

                         COMPREHENSIVE AUTOMATIC TREATY
                              REINSURANCE AGREEMENT

                    (hereinafter referred to as "Agreement")

                      made and entered into by and between

          MBIA Insurance Corporation, Armonk, New York; and/or MBIA Assurance S.A., Paris, France; and/or MBIA UK Insurance Limited, London, England; and/or Capital Markets Assurance Corporation, Armonk, New York; and/or any other insurance or reinsurance company subsidiaries of MBIA Inc. listed in Exhibit No. 1 attached to this Agreement (hereinafter referred to as the "Company"), and

                          RAM REINSURANCE COMPANY LTD.
                  (hereinafter referred to as the "Reinsurer").

In consideration of the mutual covenants hereinafter contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE 1

                                   ACQUISITION

In the event that, following the execution of this Agreement, the Company notifies the Reinsurer of a proposed acquisition by the Company of an insurance company (a "Target") and provides the Reinsurer as soon as practicable with full particulars as to how such affiliation is likely to affect this Agreement and such due diligence information as the Reinsurer may reasonably request with respect thereto (the "Information"), the Reinsurer shall provide, within 30 days following receipt of the Information, a written notice to the Company which notice shall state whether or not the Reinsurer will consent to the inclusion of such Target as a reinsured hereunder upon consummation of the acquisition of such Target by the Company. If the Reinsurer consents to the inclusion of a Target as a reinsured hereunder, such Target shall be included in the term "Company" from and after the date on which the Company's acquisition of the Target is consummated, and the Company shall prepare and deliver to the Reinsurer an addendum to this Agreement that revises Exhibit No. 1 to include the name of such Target thereon. The 30 day period referred to in this paragraph shall not commence until all of the information reasonably requested by the Reinsurer has been received by the Reinsurer.

                                   ARTICLE 2

                          COMMENCEMENT AND TERMINATION

Covering the liabilities for Proportionate Share of Net Loss and Net Allocated Loss Adjustment Expenses on Policies attaching on or after 12:01 a.m. (in the time zone in which the Policy is issued), July 1, 2005 (the "Effective Time"). This Agreement may be terminated on a run-off basis by the Company or by the Reinsurer as of 12:01 a.m. Eastern Standard Time, July 1, 2006 or any July 1 thereafter by one party giving to the other at least 120 days' prior notice of termination (the "Termination Time"). Notice of termination must be provided in writing by certified letter. In addition, this Agreement shall automatically terminate on a run-off basis on or after July 1, 2006, as of the effective time and date of any replacement Comprehensive Automatic Reinsurance Treaty entered into by the Company with respect to the Policies described under "Business and Territory" below.

In the event of termination on a run-off basis (and until any termination on a cut-off basis as provided herein), the Reinsurer will be entitled to receive its Proportionate Share of all premiums paid after the Termination Time with respect to, and will remain liable for the Reinsurer's Proportionate Share of Losses, Allocated Loss Adjustment Expenses and applicable reserves with respect to, all Policies ceded hereunder prior to the Termination Time until the natural expiration of such Policies.

Only the Company shall have the right to terminate the Policies covered by this Agreement on a cut-off basis (whether or not this Agreement has been previously terminated on run-off basis) or run-off basis at any time by written notice to the Reinsurer in the event:

A. that a Reinsurer Downgrade Event (as defined below) has occurred; provided that the foregoing shall not be deemed an event of termination if the Reinsurer, within 90 days of the occurrence of such Reinsurer Downgrade Event, either (1) restores the Reinsurer's Standard & Poor's and Moody's financial strength ratings and/or financial enhancement ratings to the ratings in effect as of the Effective Time, or (2) provides such additional security or takes any additional action that restores the reinsurance credit that the Company receives under any Applicable Rating Agency or regulatory method with respect to this Agreement as of the Effective Time, it being agreed that all costs and expenses related to such efforts shall be the sole responsibility of the Reinsurer,

B. that the Policyholders' Surplus of the Reinsurer is less than the amount required in order for the Company to be entitled to credit for the reinsurance provided by this Agreement by any Applicable Rating Agency, regulatory body of any jurisdiction in which the Company legally operates or to which it submits its statutory financial statements; or

C. there is a breach of any provision of this Agreement by the Reinsurer, provided that the Company shall have first given written notice by certified letter to the Reinsurer of such breach and the Reinsurer shall not have cured such breach within 30 Business Days following receipt of such notice from the Company; or

D. of a Change in Control (as defined below), provided that the Company gives written notice by certified letter of its intention to terminate within 120 Business Days of becoming aware of the Change of Control or of receipt of the notice set forth below. The Reinsurer shall be required to notify the Company in writing (by certified letter) of any Change of Control within no more than 15 Business Days after the Reinsurer becomes aware of such Change of Control. For the purposes of this Agreement, a "Change of Control" will be deemed to occur when (x) an individual person, corporation or other entity acquires directly or indirectly more than forty-nine percent (49%) of the voting securities of the Reinsurer or the Reinsurer's intermediate or ultimate parent or obtains the power to vote (directly or through proxies) more than forty-nine percent (49%) of the voting securities of the Reinsurer or the Reinsurer's intermediate or ultimate parent or (y) an individual person, corporation or other entity who is a monoline insurance company who issues financial guarantee or similar policies or a multiline insurance company that issues financial guarantee or similar policies acquires directly or indirectly more than twenty-five percent (25%) of the voting securities of the Reinsurer or the Reinsurer's intermediate or ultimate parent or obtains the power to vote (directly or through proxies) more than twenty-five percent (25%) of the voting securities of the Reinsurer or the Reinsurer's intermediate or ultimate parent; provided, however, that a "Change of Control" shall not be deemed to have occurred pursuant to this paragraph D if (i) such individual person, corporation or other entity is under common control with the Reinsurer or the Reinsurer's intermediate or ultimate parent or (ii) as a result of a merger, exchange offer, or similar transaction, the holders of the voting securities of the ultimate controlling person or persons of the Reinsurer exchange such securities for, or such securities are converted into the right to receive, an equivalent amount of voting securities of a newly-formed holding company; or

E. the Reinsurer undertakes, as a new line of business, to write, on a primary basis, financial guaranty or similar policies in direct competition with the business the Company is engaged in as of the date of this Agreement; provided that such activities shall expressly not include any reinsurance business, any retrocessions accepted by the Reinsurer or any financial guaranty or similar policy written incidentally to the Reinsurer's reinsurance business; and provided further that the Company shall have first provided written notice by certified letter to the Reinsurer of such competitive activity and requesting that it cease and the Reinsurer shall not have ceased such business activity within a period of 60 days following receipt of such notice from the Company.

As used in this Agreement, "Reinsurer Downgrade Event" shall have the following meaning:

"Reinsurer Downgrade Event' shall mean, with respect to the Reinsurer, either
(i) a downgrade of the Standard & Poor's financial strength rating below the rating in effect as of the Effective Time (or, with respect to any Prior Agreement, the Effective Time of such Prior Agreement), (ii) a downgrade of the Moody's financial strength rating below the rating in effect as of the Effective Time (or, with respect to any Prior Agreement, the Effective Time of such Prior Agreement), (iii) a downgrade or withdrawal of the Standard & Poor's financial enhancement rating below the rating in effect as of the Effective Time, (or, with respect to any Prior Agreement, the Effective Time of such Prior Agreement), (iv) the Reinsurer is no longer rated by the Applicable Rating Agencies, or (v) a deterioration in any additional security provided or additional action taken by the Reinsurer if such deterioration results in the failure to maintain the reinsurance credit that the Company receives under any applicable rating agency or regulatory method for this Agreement or (vi) there is more than a ten (10%) percent decrease in the reinsurance credit that the Company receives under any applicable rating agency or regulatory method for this Agreement and the Reinsurer has failed to cure such decrease within 30 days of receipt of written notice of such decrease, except that such decrease shall not constitute a Reinsurer Downgrade Event if it arose out of the failure of the Company to file any required report or to promptly inform the Reinsurer of any information not otherwise available to the

Reinsurer that, if known by the Reinsurer, would have assisted the Reinsurer in taking steps necessary to maintain the applicable amount of credit.

A termination on a cut-off basis shall be effective as of the date specified in the written notice of termination, which date shall be no less than 25 Business Days after the Reinsurer's receipt of the written notice of termination in the case of a termination pursuant to subparagraphs A., B., C. or E. and no less than 60 Business Days after the Reinsurer's receipt of the written notice of termination in the case of termination pursuant to subparagraph D. In the event of a termination on cut-off basis, (i) the Reinsurer will pay to the Company on the effective date of the cut-off termination an amount equal to its Proportionate Share of the reserves (including but not limited to Net Loss and Net Allocated Loss Adjustment Expense reserves) and the unearned premium reserve, net of applicable ceding commission and the Reinsurer's Percentage Share of the anticipated salvage carried on the books and records of the Company, as respects Policies covered hereunder which are in force at such date; and (ii) immediately upon the payment referred to in clause (i) of this sentence, the Company shall grant the Reinsurer a complete and final release with respect to this Agreement, and all liabilities of the Reinsurer whatsoever, whether such liabilities are known or unknown at the time of the termination, arising out of this Agreement and all Policies shall be discharged and the Reinsurer shall not be entitled to any premiums earned with respect to any period of time after the effective date of termination. It is understood and agreed that the Company will assume all liabilities hereunder unless prohibited by any regulatory body of a jurisdiction in which the Company legally operates or to which it submits its statutory financial statements.

Notwithstanding the termination of this Agreement as herein provided, the provisions of this Agreement shall continue to apply to all Policies covered hereunder to the end that all obligations and liabilities assumed by the Reinsurer hereunder prior to such termination other than such obligations and liabilities as are reassumed by the Company in connection with a termination on a cut-off basis, shall be fully performed and discharged.

Except as provided in this Agreement, the rights, powers, remedies, and privileges provides in this Agreement are cumulative and not exclusive of any rights, powers, remedies, and privileges provided by law.

In addition to its right to terminate this Agreement on a cut off basis upon the occurrence of the events specified above, the Company shall, upon the occurrence of any such events, have the right to terminate on a cut off basis all, but not less than all, other reinsurance agreements between the Company and the Reinsurer, whether facultative or treaty, by giving notice in the manner prescribed, and on the same basis, as set forth above.

                                   ARTICLE 3

                       TERMINATION OF ANY PRIOR AGREEMENT

The Company may terminate any one or more Prior Agreements on a cut-off basis (whether or not the Prior Agreement has been previously terminated on run-off basis) by written notice to the Reinsurer in the event that a Reinsurer Downgrade Event has occurred.

A termination of a Prior Agreement on a cut-off basis shall be effective as of the date specified in the written notice of termination, which date shall be no less than 25 Business Days after the Reinsurer's receipt of the written notice of termination. In the event of such a termination of a Prior Agreement on a cut-off basis, (i) the Reinsurer will pay to the Company on the effective date of the cut-off termination an amount equal to the Reinsurer's Proportionate Share of reserves (including but not limited to loss and allocated loss adjustment expense reserves) and the unearned premium reserve, net of applicable ceding commission and the Reinsurer's Percentage Share of the anticipated salvage carried on the books and records of the Company, as respects the Subject Prior Policies which are in force at the effective date of the cut-off termination; and (ii) immediately upon the payment referred to in clause (i) of this sentence, the Company shall grant the Reinsurer a complete and final release with respect to the Subject Prior Policies being reassumed by the Company, and all liabilities of the Reinsurer whatsoever, whether such liabilities are known or unknown at the time of the termination, arising out of the Subject Prior Policies being reassumed by the Company shall be discharged, and the Reinsurer shall not be entitled to any premiums earned with respect to any period of time after the effective date of termination. It is understood and agreed that the Company will assume all liabilities with respect to any Policies under each Subject Prior Agreement terminated pursuant to this Agreement unless prohibited by any regulatory body of a jurisdiction in which the Company legally operates of to which it submits its statutory financial statements.

Notwithstanding the termination of a Prior Agreement as herein provided, the provisions of each Subject Prior Agreement shall continue to apply to all Subject Prior Policies covered under each the Subject Prior Agreement to the end that all obligations and liabilities assumed by the Reinsurer under the Subject Prior Agreement prior to such termination, other than such obligations and liabilities under the Subject Prior Agreement as are reassumed by the Company in connection with a termination on a cut-off basis under this Article, shall be fully performed and discharged.

As used in this Article, the following terms have the following respective meanings:

     "Reserve," "loss reserve," "allocated loss adjustment expense reserve," "unearned premium reserve" and "ceding commission" shall have the meanings set forth in the Subject Prior Agreement under which the Subject Prior Policy is ceded.

     "Prior Agreement" shall mean any reinsurance agreement under which the Company cedes reinsurance to the Reinsurer which is (i) classified by the Company, in its sole judgment, as surplus reinsurance, and (ii) which originally became effective prior to the Effective Time.

     "Prior Policies" shall mean any binder, policy, surety bond or contract of insurance of reinsurance or amendment or endorsement thereto issued by the Company and constituting business ceded under a Prior Agreement.

     "Recoveries" shall mean any amount received by the Company in respect of any loss and allocated loss adjustment expense covered by the Reinsurer under a Subject Prior Agreement whether by subrogation, salvage, reimbursement or other recovery from the Issuer (or from an underlying obligor of that Issuer).

     "Subject Prior Agreement" shall mean a Prior Agreement subject to termination on cut-off basis under this Article.

     "Subject Prior Policies"' shall mean the Prior Policies ceded under a Subject Prior Agreement.

                                    ARTICLE 4

                         BUSINESS AND TERRITORY COVERED

(a) This Agreement shall cover all Policies that provide insurance against financial loss by reason of nonpayment of obligations arising under Issues sold or otherwise issued by Issuers or Sellers/Servicers.

(b) In the event of a refinancing (whether by refunding or otherwise) of the obligations insured under a Policy (the "Refinanced Obligations") by the issuance of new obligations that are insured by the Company (the "Refinancing Obligations"), (i) undertaken, in the sole judgment of the Company, to mitigate, prevent or improve the Company's position in respect of a claim or loss under the Policy or (ii) undertaken, in the sole judgment of the Company, to improve the credit quality or credit risk profile of the related Policy or exposure, or
(iii), structured with terms or pricing that, in the sole opinion of the Company, are less attractive than current market terms or pricing for such a transaction but are undertaken because the pricing or terms in the Company's sole opinion, are superior to the original structure, the Reinsurer shall automatically assume under this Agreement the Proportionate Share of the Refinancing Obligations as is designated by the Company, regardless of whether the par amount of such Refinancing Obligations exceeds $175,000,000, provided, however; that such Proportionate Share of the Refinancing Obligations shall not exceed the Reinsurer's Proportionate Share assumed with respect to the Refinanced Obligations. Any Policy issue by the Company in respect of the Refinancing Obligations shall be deemed to be a Policy hereunder to the same extent as that of the original Policy.

(c) The liability of the Reinsurer shall be subject in all respects to and shall not be affected by all the general and specific stipulations, clauses, waivers, extensions, modifications, amendments and endorsements of any of the Policies, subject to the exclusions set forth below and the other terms and conditions of this Agreement as set forth herein.

(d) The Reinsurer shall be bound by the judgment of the Company as to the obligation(s) and liability(ies) of the Company under any original insurance or reinsurance in accordance with Article 12 hereof. The Reinsurer acknowledges the Company's obligations to make payment under its Policies or Prior Policies are unconditional, irrevocable and non-cancellable by the Company for any reason and that the Company has waived, to the fullest extent permitted by applicable law, and agreed not to assert any and all rights (whether by counterclaim, set-off or otherwise) and defenses (including, without limitation, any defense of fraud (other than fraud by the related beneficiary) or any defense based or misrepresentation, breach of warranty, or non-disclosure of information by any person) whether acquired by subrogation, assignment or otherwise to the extent such rights and defenses may be available to the Company to avoid payment of its obligations under any Policy or Prior Policy in accordance with the express provisions of any Policy or Prior Policy.

                                    ARTICLE 5

                                   EXCLUSIONS

The following general exclusions apply in respect of all Policies ceded to the Reinsurer under this Agreement:

A. All liability of the Company arising by agreement, operation of law, or otherwise from its participation or membership, whether voluntary or involuntary, in any Insolvency Fund. "Insolvency Fund" includes any Guaranty Fund, Insolvency Fund, Plan, Pool, Association, Fund, or other arrangement, howsoever denominated, established or governed, which provides for any assessment of, or payment, or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors, or assigns which has been declared by any competent authority to be insolvent or which otherwise is deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part.

B. The amount by which the portion of the Reinsurer's Percentage Share of the Pro Rata Share of Par Amount per Issue under a Policy covering an Issue sold by an Issuer to Seller/Servicer to be identified in Exhibit No. 2 attached to and forming part of this Agreement exceeds the "Maximum Assumed Amount Per Issue" (to be either zero or a stated dollar amount) specified in Exhibit No. 2 provided that Exhibit No. 2 may be amended only with the prior consent of the Company, which consent will not be unreasonably withheld and which consent shall not be required if such amendment is based on regulatory or rating agency limitations applicable to the Reinsurer or the Reinsurer's internal risk limits. Any such amended Exhibit No. 2; shall
     (x) be in electronic form; (y) be in the format provided in Exhibit No. 2; and (z) include in its text its effective date substantially similar in form to the following: "This Amended Exhibit No. 2 Effective as of July 1, 2005"; and shall identify, for each Issuer or Seller/Servicer, the name of the Issuer or Seller/Servicer and the applicable "Maximum Assumed Amount Per Issue" for that Issuer or Seller/Servicer (to be either zero or a stated dollar amount). No amendment to Exhibit No. 2 shall be effective with respect to any Issue for which the Company has issued a written mandate letter or other similar written evidence of commitment prior to the delivery of such amendment.

C. The Company maintains the right in its sole discretion to exclude any Policy that would have otherwise been ceded hereunder. The Company shall provide a list of any such Policies to the Reinsurer on a quarterly basis. The Reinsurer shall have the right, upon written notice to the Company given no later than 15 Business Days after receipt of such quarterly list of excluded Policies, to assume the Reinsurer's Percentage Share of the Pro Rata Share of the liabilities for Net Loss and Net Allocated Loss Adjustment Expense of any such excluded Policy. In the event the Reinsurer exercises such right, the Pro Rata Share with respect to such Policy shall be determined by the Company in accordance with the terms hereof.

D. No Policy shall be ceded to the Reinsurer hereunder if the Issuer, Seller or Servicer under such Policy is listed on the Company's most current Caution List; provided, however, that this Section D shall not apply with respect to Refinancing Obligations.

E. Nothing in this Agreement requires the Company to cede any CDO business covered hereunder that has already been ceded to another reinsurance cover.

                                    ARTICLE 6

                               RETENTION AND LIMIT

The Company shall cede and the Reinsurer shall accept the Reinsurer's Proportionate Share of each Issue relating to Policies covered hereunder. In addition to being liable for its Proportionate Share of any Net Loss, the Reinsurer shall be liable for its Proportionate Share of Net Allocated Loss Adjustment Expense.

With respect to Policies for which the Par Amount of the Issue exceeds [ * ], the Company shall cede to the Reinsurer the Reinsurer's Percentage Share of a Pro Rata Share of Par Amount, which Pro Rata Share shall, at the Company's election, be [ * ] In the event that the Company maintains a minimum net retained share of gross insured outstanding principal under all Issues for such an Issuer, Seller or Servicer equal to at least 50% (excluding Issues that have been advance refunded), the Company shall cede to the Reinsurer the Reinsurer's Percentage Share of a Pro Rata Share up to [ * ] of each Issue for such Issuer.]

With respect to any Policy ceded by the company hereunder, the Reinsurer's Proportionate Share of the Pro Rata Share of Par Amount of any Issue related to such Policy shall not exceed the Single Issue Limit set forth in the table below next to the "Business Class" applicable to such Policy, as classified by the Company (pursuant to the Company's risk codes attached hereto as Exhibit No. 3 and made a part hereof):

[ * ]

*    Confidential treatment requested for redacted portion.

The Company and/or its affiliates maintain the right to purchase non proportional and excess of loss reinsurance (or similar types of loss protection) with respect to Policies. Such reinsurance shall inure to the sole benefit of the Company or its affiliates. The Company shall be able to obtain loss protection for a Policy which may inure to the benefit of the Reinsurer, regardless of whether the Reinsurer has consented to the purchase thereof and the Company shall be entitled to deduct the Reinsurer's Proportionate Share of the cost of such loss protection from any amount payable to the Reinsurer hereunder. The Company agrees to notify the Reinsurer in writing, after the end of each calendar quarter, in the event that its net exposure to any Policy ceded hereunder is zero; provided that the failure to provide such notice shall not affect any rights or obligations of any party under this Agreement.

The parties agree that Exhibit No. 3 may be amended by the Company effective the first day of any calendar quarter, provided that (i) the Company submits an amended Exhibit No. 3 to the Reinsurer at least 30 Business Days prior to the effective date of the amended Exhibit No. 3 and

(ii) the amended Exhibit No. 3 is (x) delivered to the Reinsurer in electronic form, (y) is in the format provided in Exhibit No. 3, and (z) includes in its text its effective date substantially similar in form to the following: "This Amended Exhibit No. 3 Effective as of July 1, 2005."

                                    ARTICLE 7

                                   DEFINITIONS

A. "Allocated Loss Adjustment Expenses" as used in this Agreement means all court costs, interest upon judgments, and mitigation, investigation, adjustment, and legal expenses chargeable to or incurred in: (i) the mitigation, investigation, negotiation, settlement of or defense against a Loss, (ii) loss prevention, mitigation or investigation in respect of Policies as to which the Company has posted a loss reserve, (iii) the investigation, prevention and workout of a potential Loss, or (iv) the protection, perfection and exercise of any subrogation or salvage or reimbursement rights or security interests with respect to a Policy. Allocated Loss Adjustment Expenses shall exclude all office expenses, salaries and other compensation and expenses of officials and employees of the Company, and all expenses (including, but not limited to, travel and costs and expenses incurred in respect of the outside consultants and independent contractors) attributable to routine surveillance activities.

B. "Applicable Rating Agencies" as used in this Agreement mean Moody's and Standard and Poor's.

C. "Business Day" means any day other than a Saturday, Sunday or holiday on which banks in New York, New York and Hamilton, Bermuda are not open for business.

D. "Issue" as used in this Agreement means all obligations of one Issuer sold or created simultaneously which are covered by a Policy or several related Policies and which may be secured by a single revenue source (with essentially the same structure), accepting credit risk on a common pool of reference credits or obligations, or in the case of structured finance or asset-backed securities, secured by a common pool of assets. The Company shall be the sole judge of what constitutes one Issue.

E. "Issuer"" as used in this Agreement means, with respect to an Issue, the entity issuing the bonds, notes, or other instruments comprising the Issue or the entity whose obligations are the subject of a Policy or several related Policies. The Company shall be the sole judge of what constitutes one Issuer.

F. "Loss" as used in this Agreement means the aggregate amount of payments for which the Company is liable with respect to a claim under a Policy.

G.   "Moody's" as used in this Agreement means Moody's Investors Services, Inc.

H. "Net" as used in this Agreement means, with respect to any Policy, after giving effect to other Policy specific facultative and/or quota share or other non-proportional reinsurance in effect with respect to such Policy inuring to the benefit of this Agreement.

I. "Net Premium" as used in this Agreement means, with respect to any Policy, all premium received by the Company in respect of such Policy, less premium paid by the Company for other Policy specific facultative and/or treaty reinsurance in effect with respect to such Policy inuring to the benefit of this Agreement.

J. "Par Amount" as used in this Agreement means the face amount of an Issue or Issues, except in the case of zero coupon or originally issued discount bonds or notes, in which case the Par Amount shall exclude the accreted interest component of the face amount.

K. "Policy" as used in this Agreement means each binder, policy, surety bond or contract of insurance or reinsurance or amendment or endorsement thereto issued by the Company and constituting business covered as defined in the Business and Territory Covered Article. The Company shall be the sole judge of what constitutes a Policy under this Agreement.

L. "Proportionate Share" as used in this Agreement with respect to any Policy means the Reinsurer's Percentage Share times the Pro Rata Share applicable to that Policy.

M. "Pro Rata Share" as used in this Agreement means the percentage specified as such by the Company with respect to a particular Policy at the time the Policy is ceded to the Reinsurer.

N. "Reinsurer's Percentage Share" as used in this Agreement means the percentage specified in Article 26 of this Agreement.

O. "Seller" as used in this Agreement means a selling or servicing organization that originates and/or services assets that back asset-backed or mortgage-backed securities.

P. "Servicer" as used in this Agreement means a servicing organization that services assets that back asset-backed or mortgage-backed securities.

Q. "Standard & Poor's" or "S&P" as used in this Agreement means Standard & Poor's Rating Services, Inc.

                                    ARTICLE 8

                             PREMIUM AND COMMISSION

The Company shall pay to the Reinsurer its Proportionate Share of the Net Premium after deducting from such Net Premium a flat ceding commission equal to the amount set forth below. Such ceding commission shall be based on the then-current reinsurance credit which the Company receives with respect to the reinsurance provided by the Reinsurer under the applicable rating agency method, whichever is lower. In addition, the Company may, in its sole discretion, immediately adjust the ceding commission with respect to any policies reinsured under any other reinsurance agreement between the Company and the Reinsurer in line with the then current reinsurance credit which the Company receives under the applicable rating agency method, whichever is lower.

[ * ]

*    Confidential treatment requested for redacted portion.

At any time, the Reinsurer may adjust the ceding commission by either (x) restoring of increasing the Reinsurer's Standard & Poor's and Moody's financial strength or financial enhancement ratings such that the Company receives an increase in capital credit, or (y) providing such additional security as would be necessary to restore or increase the reinsurance credit that the Company receives under the rating agency method, it being agreed that all costs and expenses related to such efforts shall be the sole responsibility of the Reinsurer.

If the reinsurance credit the Company receives is either increased or decreased as set forth above, the revised ceding commission figure shall be applied to any Net Premium paid to the Reinsurer and to the amount of the unearned premium reserve from and after the time of the occurrence of the event which precipitated such increase or decrease.

No exercise of any right pursuant to this Article 8 and no failure or delay by the Company in exercising any right, power or privilege arising under this Agreement, including, without limitation the Company's ability to terminate this Agreement and other reinsurance agreements on a run-off or cut-off basis as set forth in Article 2 hereof, will operate as a waiver thereof, nor will any single or partial exercise of any right under this Article 8 preclude any other or further exercise of any right, power or privilege of the Company arising under this Agreement.

Nothing in this Agreement shall entitle the Reinsurer to receive any compensation other than as may described in this Article 8 and any such compensation shall be limited to the compensation to be received by the Reinsurer as set forth in this Article 8 and Article 11.

                                    ARTICLE 9

                         ACCOUNTS, REPORTS AND PAYMENTS

A. The Company shall furnish to the Reinsurer monthly accounts of Policies ceded hereunder within 25 days after the close of each calendar month, showing premiums due the Reinsurer, adjustments to premium reserves, if any, and ceding commission, Federal Excise Tax, if any, the Proportionate Share of paid Losses and Allocated Loss Adjustment Expenses due from the Reinsurer, supported by statistical details as set forth herein.

     The net balance shown shall be payable by the debtor party at the time the account is rendered, if the Company is the debtor party, and within 10 days of the Reinsurer's receipt of the account, if the Reinsurer is the debtor party.

B. The statistical details referred to in the preceding paragraph shall be comprised of the following:

     1.   Net Premiums ceded during the month;

     2. Less ceding commissions with respect to Policies ceded during the month;

     3.   Less U. S. Federal Excise Tax, to the extent applicable;

     4. Less the Reinsurer's Proportionate Share of Net Losses paid during the month;

     5. Less the Reinsurer's Proportionate Share of Net Allocated Loss Adjustment Expenses paid by the Company during the month;

     6. Plus the Reinsurer's Proportionate Share of Net subrogation, salvage and other recoveries received by the Company on Net Losses and Net Allocated Loss Adjustment Expenses under the Policies;

     7.   Net balance due the Reinsurer or the Company, as the case may be.

C. In addition to the monthly account required by Section B of this Article, with respect to all in-force business covered by this Agreement, the Company shall provide to the Reinsurer within 45 days of the close of each calendar quarter, (i) quarterly reports showing the Reinsurer's Proportionate Share of all Net contingency, Loss, Allocated Loss Adjustment Expenses, and unearned premium reserves maintained by the Company (ii) any "credit watch" or "caution list" reports prepared by the Company with respect to such ceded Policies, and (iii) such additional statistics as may reasonably be required by the Reinsurer on such ceded Policies.

D. All reports delivered pursuant to this Article 9 shall itemize Allocated Loss Adjustment Expenses so that such expenses are separately identifiable by (i) Policy or, (ii) if more than one Policy covers the same Issuer, Seller or Servicer, by Issuer, Seller or Servicer (as the case may be).

E. The Reinsurer shall provide the Company with such information as the Company may reasonably request.

                                   ARTICLE 10

                                CLAIMS AND LOSSES

(1) The Company shall have complete and sole control of and direction of all efforts to: (i) mitigate, investigate, negotiate, settle or defend a Net Loss, (ii) prevent, mitigate, or investigate a probable Net Loss under Policies as to which the Company has posted a loss reserve, (iii) investigate and work out a potential Net Loss, and (iv) to protect, perfect and exercise any subrogation, salvage or reimbursement rights or security interests with respect to any Policy, and may take any action as it may deem advisable with respect thereto. All Net Loss settlements by the Company, all salvage and subrogation settlements, and all settlements with an Issuer (or with an underlying obligor of that Issuer), shall be final, conclusive and unconditionally binding upon the Reinsurer and the Reinsurer hereby agrees to be bound by any determination made by the Company hereunder.

(2) The Company will give to the Reinsurer at least three Business Days' notice of Net Loss that the Company will require a cash loss payment for all Net Losses; and such payment is due within one Business Day of receipt by the Reinsurer of such notice of Net Loss. The Reinsurer shall effect payment by wire transfer of federal funds to the party designated by the Company in the notice. Details of the Net Loss will be provided to the Reinsurer by the Company promptly by mail, or by such other means as requested by the Reinsurer.

(3) The Reinsurer shall pay to the Company the Reinsurer's Proportionate Share of any Net Allocated Loss Adjustment Expenses paid by the Company at the times and in the manner specified in the Accounts, Reports and Payments Article.

                                   ARTICLE 11

                             SALVAGE AND SUBROGATION

(1) The Company shall pay the Reinsurer the Reinsurer's Proportionate Share of any Recovery in respect of any Net Loss covered by the Reinsurer under this Agreement at the times and in the manner specified in the Accounts, Reports and Payments Article.

(2) "Recovery" as used in this Agreement means any amount received by the Company in respect of any Net Loss covered by the Reinsurer under this Agreement whether by subrogation, salvage, or reimbursement from the Issuer (or from an underlying obligor of that Issuer).

                                   ARTICLE 12

                      REINSURANCE FOLLOWS ORIGINAL POLICIES

This Agreement shall be construed as an honorable undertaking between the parties hereto and shall not be defeated by technical legal construction, it being the intention of this Agreement that the fortunes of the Reinsurer with respect to a Net Loss covered by the Reinsurer under this Agreement or with respect to any exercise by the Company pursuant to the first paragraph of
Article 10 hereunder shall follow the fortunes of the Company. Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Agreement.

                                   ARTICLE 13

                                      TAXES

The Company shall be liable for all taxes due on the Premiums paid with respect to the Policies. For any portion of the Reinsurer's Proportionate Share of Premium due to the Reinsurer pursuant to Article 8 hereof which is subject to U.S. Federal Excise Tax, the Company shall act as the withholding agent and remit such tax to the United States Internal Revenue Service as set forth in
Article 14 hereof.

The Company shall not be liable for any taxes (including, without limitation, any United Kingdom Insurance Premium Tax or similar tax on reinsurance premiums that may apply or be imposed prospectively by any taxing authority or jurisdiction) imposed on the Reinsurer's

Proportionate Share of Premium due or paid by the Company to the Reinsurer pursuant to this Agreement. The Reinsurer shall not be liable for any taxes that may be imposed on ceding commissions due or paid by the Reinsurer to the Company pursuant to this Agreement.

                                   ARTICLE 14

                               FEDERAL EXCISE TAX

(This Article applies only to those reinsurers domiciled outside of the United States of America who are not exempt from the Federal Excise Tax.)

In the event that any United States Federal Excise Tax is due with respect to any premium due under this Agreement, the Company agrees to withhold and remit such tax to the United States Internal Revenue Service on behalf of the Reinsurer.

For any reinsurance premium payments made to a foreign reinsurer, the Company is required under the Internal Revenue Code to withhold, for U.S. Federal Excise Tax purposes, 1% of the gross premiums paid on policies of reinsurance that cover risks wholly or partly within the United States unless:

     1. the reinsurance premiums paid to the foreign reinsurer are exempt from U.S. Federal Excise Tax pursuant to an applicable U.S. income tax treaty; or

     2. the foreign reinsurer elects under Internal Revenue Code Section 953(d) to be treated as a U.S. insurance company for all purposes of the Internal Revenue Code.

The Company must receive a signed statement on an annual basis from an officer of the foreign reinsurance company certifying that it qualifies under either of the foregoing exceptions in order for the Company not to withhold the 1% U.S. Federal Excise Tax on the reinsurance premiums that it pays to the foreign reinsurer.

The foreign reinsurer must provide written notice to the Company to the extent that the reinsurer retrocedes to a foreign reinsurer any risk undertaken with respect to any Policy.

In the event of any return of premium becoming due hereunder, the Reinsurer will deduct the percentage specified by United States law from the amount of the return and the Company or its agent should take steps to recover the Tax from the United States Government.

                                   ARTICLE 15

                                ACCESS TO RECORDS

The Reinsurer and its duly designated representatives shall have the right to inspect at all reasonable times the books, records, and documents of the Company with respect to its participation in the insurance or reinsurance provided by the Company. In addition, the Company shall, and shall cause its affiliates and agents to make available any director, officer or employee of the Company and/or its affiliates and agents, to interview in connection with this Agreement and the Policies; The Reinsurer's rights under this provision shall survive termination of this Agreement and shall continue to exist as long as one of the parties hereto has a claim against any other arising from this Agreement. The Reinsurer hereby agrees that it will, at least 90 days in advance of undertaking an activity in competition with the Company's primary financial guaranty insurance business, notify the Company of any such planned activity (including defining the areas to be included in such activity and the proposed extent thereof), and under such circumstances the Company may limit or restrict Reinsurer's access to its books, records and documents that are related to any such activity to the extent that the Company believes such information to be proprietary, confidential, integral or essential to its business and which it believes is not essential to the Reinsurer's business or operations covered by this Agreement.

                                   ARTICLE 16

                                    CURRENCY

Where the word "dollars" and/or the sign "$" appear in this Agreement, they shall meal United States dollars.

For purposes of this Agreement, where the Company receives premiums or pays losses in currencies other than United States dollars, any payments of such amounts, or portions, thereof, to the Reinsurer may be remitted in either the original currency received by the Company or in United States dollars; provided, however, where the Company receives premiums or pays losses in currencies other than United States dollars, to the extent the Company converts such premiums or losses into United States dollars, such premiums of losses shall be converted into United States dollars at the actual rates of exchange at which these premiums or losses are entered in the Company's books.

                                   ARTICLE 17

                                 SERVICE OF SUIT

(This Article shall apply only if the Reinsurer is domiciled outside of the United States of America or if the Reinsurer is not authorized in the State of New York.)

(1) In the event of the failure of the Reinsurer to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States of America. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States of America, to remove an action to a district court of the United States of America, or to seek a transfer of a case to another court as permitted by the laws of the Unites States of America or of any State in the United States of America. It is further agreed that service of process on the Reinsurer in such suit may be made upon Messrs Mendes & Mount, 750 Seventh Avenue, New York, New York 10019-6829 or other agent previously designated by the Reinsurer which designation has been previously notified to the Company), and that in any suit instituted against the Reinsurer, the Reinsurer will abide by the final decision of such court or, in the case of an appeal, the appellate court.

(2) The above-named firm is authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give written undertaking to the Company that such firm will enter a general appearance upon the Reinsurer's behalf in the event such a suit shall be instituted.

(3) Further, pursuant to any statute of any state, territory or district of the United States of America which makes provision therefor, the Reinsurer hereon hereby designates the superintendent, commissioner or director of insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designates the above named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

                                   ARTICLE 18

                                   ARBITRATION

(1) As a condition precedent to any right of action hereunder, any dispute arising out of or related to this Agreement shall be finally settled by arbitration. The arbitration shall be conducted by a board of arbitration composed of two arbitrators and an umpire, meeting in Armonk, New York, unless otherwise agreed.

(2) The members of the board of arbitration shall be active or retired disinterested officials of insurance or reinsurance companies. Each party shall appoint its arbitrator, and the two arbitrators shall choose an umpire before instituting the hearing. If the respondent fails to appoint its arbitrator within four weeks after being requested to do so by the claimant, the latter shall also appoint the second arbitrator. If the two arbitrators fail to agree upon the appointment of an umpire within four weeks after their nominations, the umpire shall be selected by the regional director of the American Arbitration Association in New York, New York, or the regional director's delegate. The arbitration shall be conducted in the English language.

(3) The claimant shall submit its initial brief within 20 days from appointment of the umpire. The respondent shall submit its brief within 20 days after receipt of the claimant's brief and the claimant shall submit a reply brief within 10 days after receipt of the respondent's brief.

(4) The board shall make its decision with regard to the custom and usage of the insurance and reinsurance business. The board shall issue its decision in writing based upon a hearing in which evidence may be introduced without following strict rules of evidence but in which cross-examination and rebuttal shall be allowed. The board shall make its decision within 60 days following the termination of the hearings unless the parties consent to an extension. The majority decision of the board shall be final and binding upon all parties to the proceeding. Judgment may be entered upon the award of the board in any court having jurisdiction thereof or having jurisdiction over the parties or their assets.

(5) If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting the one party; provided, however, that nothing herein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers under the terms of this Agreement from several to joint.

(6) Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire. The remaining costs of the arbitration proceedings shall be allocated by the board.

(7) Unless prohibited by applicable law, an arbitral award hereunder and any judgment thereon shall bear interest from the date the arbitral award was rendered at the rate equal from time to time to the rate publicly announced by Citibank, N. A., as its base rate plus 2%.

(8) The parties consent to the jurisdiction of the Supreme Court of the State of New York, County of New York, and of the United States District Court for the Southern District of New York, for all purposes in connection with such arbitration, including without limitation any application to compel arbitration or to confirm an arbitration award. The parties consent that any process or notice of motion or other application to either of said Courts, and any paper in connection with arbitration, may be served by certified mail, return receipt requested, or by personal service or in such other manner as may be permissible under the rules of the applicable court or panel provided a reasonable time for appearances is allowed. Service upon the Company shall be directed to the Company, in care of the Company's General Counsel. Service upon the Reinsurer shall be directed to the Reinsurer in care of its General Counsel.

                                   ARTICLE 19

                    INDEMNIFICATION AND ERRORS AND OMISSIONS

Any recitals in this Agreement to the terms and provisions of any original insurance or reinsurance are merely descriptive. The Reinsurer is reinsuring, to the amount herein provided, the obligations of the Company under any original insurance or reinsurance. The Company, shall be the sole judge as to:

     (a) what shall constitute a claim or loss covered under any original insurance of reinsurance written by the Company;

     (b)  the Company's liability thereunder; and

     (c) the amount or amounts which it shall be proper for the Company to pad thereunder.

The Reinsurer shall be bound by the judgment of the Company as to the obligation(s) an( liability(ies) of the Company under any original insurance or reinsurance.

Any inadvertent error, omission or delay in complying with the terms and conditions of this Agreement shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery.

                                   ARTICLE 20

                                   INSOLVENCY

(1) In the event of the insolvency of the Company, reinsurance provided by this Agreement shall be payable by the Reinsurer on the basis of the liability of the Company under the Policies ceded without diminution because of the insolvency of the Company or because its liquidator, receiver, conservator or statutory successor (hereinafter referred to as the "Liquidator") has failed to pay all or a portion of any claim. The Liquidator shall give written notice to the Reinsurer of the pendency of a claim against the Company under any Policy ceded to Reinsurers and covered by this Agreement within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership. During the pendency of such claim, the Reinsurer may investigate such claim and interpose at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or the Liquidator. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a Proportionate Share of the benefit which may accrue to the Company solely as a result of the defense undertaker by the Reinsurer.

(2) Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense has been incurred by the Company.

(3) In the event of the insolvency of the Company, the reinsurance provided by this Agreement shall be payable directly by the Reinsurer to the Company or to the Liquidator, except (a) where the Policy specifically provides another payee of such reinsurance in the event of the insolvency of the Company, or (b) where the Reinsurer with the consent of the direct insured(s) has assumed the obligations of the Company under the Policies as the direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees.

                                   ARTICLE 21

                                    SECURITY

(1) When a governing body of any jurisdiction in which the Company legally operates or to which it submits, requires as a condition to credit for the reinsurance provided by this Agreement that the Reinsurer post a Letter of Credit for the benefit of the Company, establish a Trust Account for the benefit of the Company or deposit funds under the control of the Company then the Reinsurer, at its option, shall either (a) post and maintain such a Letter of Credit, or (b) establish such a Trust Account, or (c) deposit such funds in the form and amount necessary to permit the Company to avoid on any statutory financial statement filed by the Company the penalty to surplus which would result from the loss of credit for the reinsurance. In addition, with respect to the reinsurance ceded hereunder of any Policy issued by MBIA Assurance S.A. and/or MBIA UK Insurance Limited, the Reinsurer, at its option, shall either (a) post and maintain a Letter of Credit, or (b) establish a Trust Account, or (c) deposit funds in the form and amount necessary to permit the Company, under the applicable laws and regulations in the State of New York, to avoid on any statutory financial statement filed by the Company the penalty to surplus which would result from the loss of credit for the reinsurance for such Policies if the Company had issued such Policies and ceded the reinsurance directly to the Reinsurer hereunder.

(2) The Reinsurer and Company agree that the Letters of Credit provided by the Reinsurer pursuant to the provisions of this Agreement may be drawn upon at any time, notwithstanding any other provision of this Agreement, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company for the following purposes, unless otherwise provided for in a separate trust agreement:

     (a) to reimburse the Company for the Reinsurer's Proportionate Share of Net Losses and Net Allocated Loss Adjustment Expenses paid by the Company under this Agreement;

     (b) if this Agreement has been terminated pursuant to the Commencement and Termination Article, to reimburse the Company for unearned premium due to the Company;

     (c) to fund an account with the Company in an amount at least equal to the deduction allowed for the reinsurance provided by this Agreement, from the Company's liabilities for Policies ceded under the Agreement, such amount to include, if applicable, but not be limited to, amounts for net contingency reserves, loss reserves for paid, reported and incurred but not reported losses, allocated loss adjustment expense reserves and unearned premium reserves; or

     (d) to pay any other amounts the Company claims are due under the Agreement.

All of the foregoing should be applied without diminution because of insolvency on the part of the Company or Reinsurer.

(3) If the Reinsurer elects to provide a Letter of Credit under section (1) of this Article, the Reinsurer shall cause the Letter of Credit to be issued, in place and effective no later than the "as of date" of the first quarterly filing prepared by the Company for the appropriate regulatory authority after the Effective Time.

(4) The Reinsurer may comply with section (1) of this Article by entering into a trust agreement to establish a Trust Account for the benefit of the Company that meets the requirements of New York Insurance Department Regulation 114 to cover an amount equal to or greater than reserves to be maintained by the Reinsurer. The assets deposited in such trust account shall be valued according to their fair market value and shall consist only of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and investment of the types specified in paragraphs (1), (2), (3), (8) and (10) of New York Insurance Law Section 1404(a), provided that such investments are issued by an institution that is not a parent, subsidiary or affiliate of either the Reinsurer or the Company. Prior to depositing assets with the trustee, the Reinsurer shall execute assignments, endorsements in blank, or transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the Company, or the trustee upon the direction of the Company, may whenever necessary negotiate any such assets without consent or signature from the Reinsurer or any other entity. All settlements of account under such a trust agreement between the Company and the Reinsurer shall be made in cash or its equivalent. The Reinsurer and the Company agree that the assets in the trust account may be withdrawn by the Company at any time and be used and applied by the Company or any successor by operation of law of the Company, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company, without diminution because of insolvency of the Company or the Reinsurer, only for the following purposes:

     (a) to reimburse the Company for the Reinsurer's Proportionate Share of Net Losses and Net Allocated Loss Adjustment Expenses paid by the Company under this Agreement;

     (b) if this Agreement has been terminated pursuant to the Commencement and Termination Article, to reimburse the Company for unearned premium due to the Company;

     (c) to fund an account with the Company in an amount at least equal to the deduction allowed for the reinsurance provided by this Agreement, from the Company's liabilities for Policies ceded under the Agreement, such amount to include, if applicable, but not be limited to, amounts for Net contingency reserves, loss reserves for paid, reported and incurred but not reported losses, allocated loss adjustment expense reserves and unearned premium reserves; or

     (d) to pay any other amounts the Company claims are due under the Agreement.

All of the foregoing should be applied without diminution because of insolvency on the part of the Company or Reinsurer.

                                   ARTICLE 22

                            RESERVES AND RISK LIMITS

When a regulatory body of any jurisdiction in which the Company legally operates or to which it submits its statutory financial statements requires as a condition to credit for the reinsurance provided by this Agreement that the Reinsurer establish and maintain certain reserves (including but not limited to contingency, unearned premium, loss and loss expense reserves upon the liabilities ceded under this Agreement) and risk limits, the Reinsurer shall establish and maintain those reserves and risk limits. Without limiting the generality of the foregoing, the Reinsurer hereby acknowledges that in order for the Company to obtain credit for the reinsurance provided by this Agreement in determining its reserves and risk limits under the New York and Florida Insurance Laws, the Reinsurer must establish and maintain a reserve in an amount equal to the Reinsurer's Proportionate Share of the amount by which the Company reduces its contingency reserves attributable to the Policies covered by the Agreement and the Reinsurer agrees to establish such a reserve. The amount of reserves to be established by the Reinsurer to meet these requirements will be reported quarterly by the Company pursuant to the Accounts, Reports, and Payments Article.

                                   ARTICLE 23

                                 CONFIDENTIALITY

As a condition to receiving any information from MBIA with respect to any Policy (the "MBIA Information") the Reinsurer agrees to: (i) hold and treat the MBIA Information in strict confidence, (ii) use it solely for the purpose of its reinsurance pursuant to this Agreement, (iii) take all reasonable measures to keep the MBIA Information secret and confidential, (iv) disclose the MBIA Information only to (a) those officers, directors, employees, advisors, legal counsel and auditors (collectively, "Representatives") who "need to know" in order to evaluate the transactions contemplated by this Agreement, (b) any rating agency in connection with their rating of the Reinsurer, (c) regulatory authorities having applicable jurisdiction over the Reinsurer or the transaction to which such MBIA Information relates, but only as may be required or requested by such regulatory authorities, and (d) as may be necessary or appropriate in connection with any retrocession; provided, that (1) in the case of disclosure pursuant to (a) - (d) above the Reinsurer will inform such Representatives or other persons set forth in this clause (iv) that the MBIA Information in confidential and direct them to keep it confidential, and (2) in the case of disclosure pursuant to (d) above, receipt by the Reinsurer, which will be made available to MBIA upon request of a written obligation of confidentiality that covers the MBIA Information from any proposed retrocessional reinsurer containing provisions substantially similar to those set fort in this paragraph, and further that the Reinsurer shall remain liable hereunder for any breach by such prospective retrocessional reinsurer, and (v) not disclose or otherwise make available any of the MBIA Information to any third party, except as set forth in (iv) above without MBIA's written consent. Notwithstanding anything contained herein to the contrary, any MBIA Information which is in the public domain (through no breach of this paragraph by Reinsurer or any of its Representatives of the obligations set forth in this paragraph), (2) was lawfully in Reinsurer's or any of its Representatives' possession at the time of disclosure; or (3) MBIA Information which was lawfully received from a third party that, to the Reinsurer's or any of its Representatives' knowledge, was not under an obligation of confidentiality, directly or indirectly, to MBIA will not be deemed confidential. If the Reinsurer is requested or required in connection with a judicial or governmental proceeding or by applicable law or regulation to disclose any MBIA Information, unless prohibited by applicable law, court order, subpoena or similar legal process, the Reinsurer shall provide MBIA with timely notice of such request so that MBIA can seek, at MBIA's expense, an appropriate protective order. It is understood and agreed that MBIA would be irreparably injured by a breach of these conditions, that money damages would not be a sufficient remedy for any breach, and that, in addition to MBIA's remedies available at law for losses, claims, damages, liabilities or expenses suffered or incurred in connection with a breach of this Confidentiality provision, or in equity, MBIA will be entitled to seek, and to obtain, specific performance and injunctive or other equitable relief as a remedy for any breach.

                                   ARTICLE 24

                                     OFFSET

Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any balance or balances, whether on account of Net Premiums or on account of Net Losses or otherwise, due from such party to the other party hereto under this Agreement or under any other reinsurance agreement heretofore or hereafter entered into by and between them, and may offset the same against any balance or balances due or to become due to the former from the latter under the same or any other reinsurance agreement between them. The party asserting the right of offset shall have and may exercise such right whether the balance(s) due or to become due to such party from the other are on account of premiums or on account of Losses or otherwise and regardless of the capacity, whether as assuming reinsurer or as ceding company, in which each party acted under this Agreement. In the event of the insolvency of a party hereto, offsets shall be allowed only in accordance with the provisions of Section 7427 of the Insurance Law of the State of New York.

                                   ARTICLE 25

                                  GOVERNING LAW

This Agreement shall be governed by the laws of the State of New York.

                                   ARTICLE 26

                                  PARTICIPATION

[ * ]

*    Confidential treatment requested for redacted portion.

                                   ARTICLE 27

                                   ASSIGNMENT

The Reinsurer may not assign any of its rights or obligations hereunder without the prior written consent of the Company.

                                   ARTICLE 28

                                     NOTICE

Except as otherwise expressly provided herein, all notices, requests, demands, instructions, consents or other communications provided for hereunder shall be in writing and delivered or mailed by registered or certified mail or by overnight courier or by facsimile communication, in each case prepaid and addressed to the intended recipient at its address for notices specified in paragraph B of this Article.

All notices, requests, demands, consents, approvals or other communications under this Agreement shall be addressed as follows (or to any other address as may be designated in writing by the recipient):

If to the Company:

                     MBIA Insurance Corporation
                     113 King Street
                     Armonk, New York 10504
                     Attention: Reinsurance Group
                     Facsimile: (914) 765-3410
                     Telephone: (914) 765-3046

                     With a copy to the Company's General Counsel.

If to the Reinsurer:

                     RAM Reinsurance Company Ltd
                     RAM Re House
                     46 Reid Street
                     Hamilton HM 12
                     Bermuda
                     Attention: Chief Risk Manager
                     Facsimile: (441) 296-6509
                     Telephone: (441) 296-6501

                     With a copy to the Company's General Counsel.

The Company and Reinsurer shall provide each other, with wiring instructions promptly after execution of this Agreement and at the time of any change in such instructions.

IN WITNESS WHEREOF the parties hereto, by their respective duly authorized officers, have executed this COMPREHENSIVE AUTOMATIC TREATY REINSURANCE AGREEMENT, in triplicate, as of the dates recorded below:

ACCEPTED:\

At: Hamilton, Bermuda

Reinsurer:              RAM Reinsurance Company Ltd.


Authorized Signature:
                        ----------------------------------------
Date:
                        ----------------------------------------


At: Armonk New York

Company:                MBIA Insurance Corporation


Authorized Signature:
                        ----------------------------------------
Date:
                        ----------------------------------------


Company:                MBIA Assurance S.A.


Authorized Signature:
                        ----------------------------------------
Date:
                        ----------------------------------------


Company:                MBIA UK Insurance Limited


Authorized Signature:
                        ----------------------------------------
Date:
                        ----------------------------------------


Company:                Capital Markets Assurance Corporation


Authorized Signature:
                        ----------------------------------------
Date:
                        ----------------------------------------